EXHIBIT 99.1


                           ***FOR IMMEDIATE RELEASE***

FOR: ZIONS BANCORPORATION
One South Main, Suite 1380                             Contact: Clark Hinckley
Salt Lake City, Utah                                   Tel: (801) 524-4787
Harris H. Simmons                                      July 18, 2002
President/Chief Executive Officer


               ZIONS BANCORPORATION BOARD AUTHORIZES STOCK BUYBACK
                     AND DECLARES REGULAR QUARTERLY DIVIDEND

SALT LAKE CITY, July 18, 2002 - Zions Bancorporation (Nasdaq: ZION) announced today that its board of directors authorized a stock buyback of $50 million at a regular meeting of the board.

The board also declared a regular quarterly dividend of $0.20 per common share payable August 28, 2002 to shareholders of record on August 14, 2002.

Investor information about Zions Bancorporation can be accessed on the Internet at www.zionsbancorporation.com. The Company's common shares are traded on The Nasdaq Stock Market under the symbol "ZION."

#       #        #        #        #        #       #        #        #        #